As Filed With the Securities and Exchange Commission on November 5, 2004

                                                           File Number 333-99649
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2/A

                                  8th Amendment

                             Registration Statement
                        Under the Securities Act of 1934


                           GENTRY INTERNATIONAL, INC.
                 (Name of Small Business Issuer in Its Charter)
                 (This company has no international operations)


          DELAWARE                                7372                         98-0336093
(State or Other Jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer
Incorporation or Organization)         Classification Code Number)        Identification No.)


P. O. Box 1035, Bentall Centre, 595 Burrard St.             (604) 922-9806
Vancouver, British Columbia, Canada V6C 2P1          (Issuer's Telephone Number)
 (Address of Principal Executive Offices)

                  595 Burrard St, Vancouver, British Columbia.
                                 Canada V6C 2P1
                    (Address of Principal Place of Business)

            Alexander Korolyk
P.O. Box 1035, Bentall Centre, 595 Burrard St.               (604) 922-9806
Vancouver, British Columbia, Canada V6C 2P1           (Agent's Telephone Number)
      (Address of Agent for Service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
Title of Each
 Class of                           Fixed          Maximum
Securities                         Offering        Aggregate     Underwriting      Amount of
  to be         Amount to be        Price          Offering      Discounts and    Registration
Registered      Registered        Per Unit(1)      Price(2)       Commissions         Fee
-----------------------------------------------------------------------------------------------
  Common          195,000           $ .50          $97,500            -0-            $24.37
===============================================================================================

(1) The selling shareholders have determined they will sell their shares at a fixed price of $ .50 per share until the securities are quoted on the OTC Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices.
(2) Stated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                           GENTRY INTERNATIONAL, INC.
                         P. O. BOX 1035, BENTALL CENTRE
                               595 BURRARD STREET
                            VANCOUVER, B. C. V6C 2P1
                                  604-922-9806

                         195,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Gentry International, Inc. will not receive any proceeds from the sale of shares by the selling shareholders. The selling shareholders have determined they will sell their shares at a fixed price of $ .50 per share until the securities are quoted on the OTC Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any market or securities exchange.

Gentry International, Inc. is a development stage company with no revenues or operating history.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this Prospectus is: November 1, 2004


THIS COMPANY HAS NO INTERNATIONAL OPERATIONS

                                TABLE OF CONTENTS

SUMMARY...................................................................  3
OFFERING..................................................................  3
RISK FACTORS..............................................................  4
FORWARD LOOKING STATEMENTS ...............................................  7
USE OF PROCEEDS...........................................................  7
DETERMINATION OF OFFERING PRICE ..........................................  7
DILUTION..................................................................  7
DIVIDEND POLICY...........................................................  7
SELLING SHAREHOLDERS......................................................  8
PLAN OF DISTRIBUTION......................................................  9
LEGAL PROCEEDINGS......................................................... 11
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS ....................... 11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ........... 12
DESCRIPTION OF SECURITIES................................................. 13
INTEREST OF NAMED EXPERTS AND COUNSEL .................................... 13
LEGAL MATTERS............................................................. 13
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................ 13
ORGANIZATION IN THE LAST FIVE YEARS ...................................... 13
DESCRIPTION OF BUSINESS................................................... 14
PLAN OF OPERATION......................................................... 21
DESCRIPTION OF PROPERTY................................................... 22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ........................... 22
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
OTHER SHAREHOLDER MATTERS ................................................ 23
EXECUTIVE COMPENSATION ................................................... 23
FINANCIAL STATEMENTS...................................................... 24
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
AND FINANCIAL DISCLOSURE.................................................. 24

SUMMARY

Gentry International, Inc. was incorporated in Delaware on February 18, 1999. We are a development stage company with no revenues or operating history. The principal executive offices are located at 595 Burrard Street, Vancouver, B.C. V6C 2P1. The telephone number is (604) 922-9806.

We received our initial funding of $19,900 through the sale of 195,000 common stock shares to non-affiliated private investors from the period of approximately July 2000 until September 2000, 3,000,000 shares to Alexander Korolyk, the company's director, in February 1999 and 1,000 shares to Mr. Korolyk, in November 2000.

From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the year ended May 31, 2003 report no revenues, general and administrative expenses of $5,902, and a cumulative net loss of $17,927. Our audited financial statements for the year ended May 31, 2004 report no revenues, general and administrative expenses of $6,243, and a cumulative net loss of $24,170.

OFFERING

Securities Being Offered      Up to 195,000 shares of common stock.

Securities Issued
and to be Issued              3,196,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

RISK FACTORS

Investors in Gentry International should carefully consider the following risk factors associated with our plans and product:

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY. THIS WILL MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO EVALUATE OUR FUTURE PLANS AND PROSPECTS.

     Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR GENTRY INTERNATIONAL WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

GENTRY INTERNATIONAL HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR PRODUCT, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our product means that the true market for this product may be minor or nonexistent. This could result in little or no product sales.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $500,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS. WE CURRENTLY HAVE NO SOURCES FOR THE FUNDING NEEDED FOR OUR BUSINESS PLAN AND HAVE NO COMMITMENTS FROM INDIVIDUALS OR ENTITIES TO DELIVER THE REQUIRED FUNDING.

     We require new funding of $500,000 in order to implement our business plan. We have not determined a source of this funding. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven new product. It is also possible that our own selling shareholders may cause the price of our shares to decrease, and this could interfere with our ability to raise adequate funding. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR COMPETITORS HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. Once our product is developed, we plan to market it by advertising, hiring a marketing manager and salespeople. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

WE HAVE BEGUN TO DEVELOP OUR SOFTWARE AND APPLIED FOR OUR FIRST SOFTWARE COPYRIGHT, HOWEVER, WE CONTINUE TO CONSIDER ADDING NEW PROPOSED FEATURES, AND WE MAY ELECT TO ABANDON SOME FEATURES AS OUR DEVELOPMENT CONTINUES. WE ARE UNCERTAIN IF OUR DESIGN DECISIONS WILL BE ACCEPTABLE TO OUR POTENTIAL CUSTOMERS, THEREBY LOWERING OUR PLANNED REVENUES.

     We believe we will be able to offer an array of proprietary features that represent current developments in the software marketplace. If we are unable to include the features our potential customers want, our planned sales may be reduced to a level which will not allow us to be a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to obtain a listing on the OTC Electronic Bulletin Board. We do not know when we will be able to file for trading, and there is no guarantee that our securities will be accepted for trading in any public market nor any guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock. We have not as of this date contacted an authorized OTCBB market maker for sponsorship of our securities on the OTCBB.

OUR SOLE DIRECTOR AND OFFICER BENEFICIALLY OWNS 93% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR STOCK.

     Due to the controlling amount of our director and officer share ownership in the company, if he decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director and officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of directors and officers (affiliates) to sell their shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

THE CURRENT OFFICER, ALEXANDER KOROLYK, IS THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. GENTRY'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE GENTRY'S AFFAIRS, RESULTING IN GENTRY REMAINING A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

     We have not formulated a plan to resolve any possible conflicts that may arise. While Gentry has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, Mr. Korolyk has verbally agreed to limit his role in all other business activities to a role of passive investor and devote full time services to Gentry after we raise sufficient capital through the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

IF WE BECOME LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN OUR SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares may be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock." First time buyers of penny stocks are subject to delays in trading due to the additional broker required approvals and written agreements from buyers that the buyers recognize the inherent additional trading risks of stocks that trade at a market price of less than $5.00 per share or exercise price of less than $5.00 per share. This delay in trading may have an adverse affect upon the velocity and price of the penny stock when these buyers decide to sell their shares.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

This is a start-up company with a going concern risk factor. We have no earning or revenue, the shareholders arbitrarily determined the offering price of the common stock to be $0.50 per share.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders. Purchasers of our existing issued and outstanding common stock will experience a dilution of $0.032 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 195,000 shares of common stock offered through this prospectus. The shares include the following:

1. 195,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, and completed in September, 1999.


The following table provides as of November 1, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:


1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering;
4.   The percentage owned by each; and
5.   The identity of the beneficial holder of any entity that owns the shares.


To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 3,196,000 shares outstanding on November 1, 2004.

                                Shares        Total of      Total       Percent
                              Owned Prior      Shares      Shares        Owned
     Name of                   To This        Offered       After        After
Selling Shareholder            Offering       For Sale     Offering     Offering
-------------------            --------       --------     --------     --------
Rudolf Bader                    1,000           1,000         0            0
Peter Burger                    1,000           1,000         0            0
Robin Chandler                  1,000           1,000         0            0
Andrew Coldicutt                2,000           2,000         0            0
Patti Coldicutt                 1,000           1,000         0            0
Joanna Dyakowski                1,000           1,000         0            0
Chris Dyakowski                 1,000           1,000         0            0
Maureen Elliott                 1,000           1,000         0            0
Mike Elson                      1,000           1,000         0            0
Bruce Hamilton                  1,000           1,000         0            0
Cheryl Hamilton                 1,000           1,000         0            0
Rolf Harms                      1,000           1,000         0            0
Sophie Harms                    1,000           1,000         0            0
Sylvia Harms                    1,000           1,000         0            0
Elisa Huber                     1,000           1,000         0            0
Rudolf Huber                    1,000           1,000         0            0
Karl Jaitz                      1,000           1,000         0            0
Al-Noor Jiwa                    1,000           1,000         0            0
Heinz Kiy                       1,000           1,000         0            0
Francoise Otto                  5,000           5,000         0            0
Peter Lee                       1,000           1,000         0            0
Ming Capital Enterprises -
Marco Montanari, Principal     50,000          50,000         0            0
J. Michael Page                 1,000           1,000         0            0
Dimitrios Savvis                1,000           1,000         0            0
William Schmidt                 1,000           1,000         0            0
Barbara Sklavenitis             1,000           1,000         0            0
Christina Sklavenitis           1,000           1,000         0            0
Michael Sklavenitis             1,000           1,000         0            0
Sandina Sklavenitis             1,000           1,000         0            0
Terry Sklavenitis               1,000           1,000         0            0
Ken Smith                       1,000           1,000         0            0
Swanson Investments -
W.A. Manuel, Jr., Principal    50,000          50,000         0            0
Troy Switzer                    1,000           1,000         0            0
Konstantinos Tsirigotis         1,000           1,000         0            0
Meagan Tsuida                   1,000           1,000         0            0
Robert Tsuida                   1,000           1,000         0            0
Turf Holding Ltd. -
Michael Turner, Principal      50,000          50,000         0            0
Karen Van Vloten                1,000           1,000         0            0
Richard Van Vloten              1,000           1,000         0            0
Hillary Wipf                    1,000           1,000         0            0
Earnest Wittman                 1,000           1,000         0            0
Richard Wittman                 1,000           1,000         0            0
Robert Woods                    1,000           1,000         0            0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Gentry International or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2. Are broker-dealers or affiliates of broker dealers; or 3. Has ever been an officer or director of Gentry International.

PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares, however they may sell some or all of their common stock in one or more transactions, including block transactions. The company only plans to apply for a listing on the Over-the-Counter Electronic Bulletin Board in the United States and there will not be a public market made in any other jurisdiction. The selling shareholders are not US residents and have informed the company they intend to sell their shares through brokerage houses in their native countries.

If any selling shareholder of securities registered in this offering has transferred their shares or wish to transfer their shares before being sold pursuant to this registration statement, then a post-effective amendment will need to be filed naming the new shareholders and their percentage of holdings and affiliation with the Company in compliance with Item 507 of Regulation SB.

The selling shareholders have determined they will sell their shares at a fixed price of $ .50 per share until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

 We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

We have informed the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 or Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions.

We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

We have still further specifically advised the selling security holders and distribution participants that they are required to consult with their own legal counsel to ensure compliance with Regulation M. With respect to the Company itself, we have conferred with our securities attorney and will continue to confer with him to ensure compliance with Regulation M.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

LEGAL PROCEEDINGS

Gentry International is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Gentry International, whose one year term will expire 6/30/05, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address             Age      Position   Date First Elected   Term Expires
--------------             ---      --------   ------------------   ------------
Alexander Korolyk          61       President,       2/20/99           6/30/05
P. O. Box 1035, Bentall Centre      Secretary,
595 Burrard Street                  Treasurer,
Vancouver, B.C. V6C 2P1             Director

Each of the foregoing persons may be deemed a "promoter" of Gentry International, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently handles a minor amount of administrative functions and has been responsible for completing the first two phases of our software system. The officer intends to work on a full time basis when we raise capital per our business plan.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

Alexander Korolyk, President, Treasurer, Secretary, and Director

3/98 - Current     Independent computer consultant to small and medium size
                   businesses, providing office automation systems - both
                   equipment and software, software evaluations, computer
                   networking systems - LAN and WAN, Internet security, secure dial-up and remote access systems, anti-virus protection and content filtering, file blocking, anti-spam blocking systems, maintenance of printers, scanners, network faxing systems,
                   CD-ROMS, and other computer peripherals - from basic
                   workstations to complex graphics systems. Mr. Korolyk's
                   consulting work is normally for a term of six months or less, and involves the use of existing manufacturers' and software providers' products. He has been responsible for identifying potential customers, designing promotional methods to target his customers, and executing marketing efforts to expand his business through direct solicitation, promotional material advertising in business publications and direct mail,
                   contacting trade associations, and use of the Internet. He has not provided customers with any software designed by him.
                   He has no permanent or long term relationships or contracts with existing customers and no responsibilities toward
                   customers that pose a conflict of interest with his
                   responsibilities with Gentry.
01/88 - 03/98      McDermid St. Lawrence, Ltd., stockbroker, responsible for
                   three hundred clients' investments, provided investment advice, consultant and negotiator for public company financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information on the ownership of Gentry International's voting securities by our officer, director and major shareholder as well as those who own beneficially more than five percent of Gentry's common stock through the most current date - November 1, 2004:


Title of            Name &                          Amount &           Percent
  Class             Address                      Nature of owner        Owned
  -----             -------                      ---------------        -----
Common         Alexander Korolyk                  3,001,000 (a)          93%
               P. O. Box 1035, Bentall Centre
               595 Burrard Street
               Vancouver, B.C. V6C 2P1

Total Shares Owned by Officers & Directors
 as a Group                                       3,001,000              93%

----------
(a) Mr. Korolyk received 3,000,000 shares of the company's common stock on February 25, 1999 for $300, and 1,000 shares on November 29, 2000 for $100.

DESCRIPTION OF SECURITIES

Gentry International's Certificate of Incorporation authorizes the issuance of 80,000,000 shares of common stock, .0001 par value per share and 20,000,000 shares of preferred stock , .0001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Gentry International, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Delaware law does not have any anti-takeover provision that would delay or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Ms. Karen A. Batcher, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Gentry International's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Gentry International, Inc. was incorporated in Delaware on February 18, 1999. In June of 2000 the board of directors voted to seek capital and began development of our business plan. We received our initial funding of $19,900 through the sale of 195,000 common stock shares to non-affiliated private investors from the period of approximately July 2000 until September 2000, 3,000,000 shares to Alexander Korolyk, the company's director, in February 1999 and 1,000 shares to Mr. Korolyk, in November 2000.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Gentry International, Inc. was incorporated in Delaware on February 18, 1999. From inception until the date of this filing we have had no material operating activities. We are a development stage company with no revenues or operating history.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

We have designed an anti-spam software system, SpamRIP, we intend to sell to small to medium sized businesses utilizing network systems primarily in the United States and Canada. We are in a development stage and do not yet have a software product ready to sell. Our proposed software product will only be completed after we raise funding of at least $500,000 and hire programmers to write our software. As of this date, we do not have a source for this funding. Major competitors for this market are Cloudmark, Inc., Brightmail, Inc., Mailshell.com, and IronPort Systems, Inc. Spam is defined as unwanted, unsolicited, and often times deceptive, marketing pitches that are sent as e-mail to multiple addresses on the Internet. We have completed the design phase of our SpamRIP software and we estimate we still have approximately sixty five percent of the remaining work to do before we can begin outside customer testing of our software, according to management's estimate. We are currently in the development stage of our anti-spam software and are a development stage company.

We intend to develop our proprietary anti-spam software combining the best of "whitelist" and "blacklist" filters for our target customers: small and medium size businesses using network systems. Our anti-spam software will be designed to use a first stage "whitelist" of acceptable e-mail generated by each of our target users on their company's network computer systems. By first setting up this list of permissible e-mail names, e-mails from senders known by e-mail recipients automatically pass through our anti-spam filters directly into the users' mailboxes. All e-mails not on a client's list are then directed to the "blacklist" filters of our software. Our anti-spam software then passes the incoming e-mails through a second stage "blacklist" database of known spam that targeted business network system users setup whenever they notify our software of spam they have received. Our third stage involves our spam testing systems that check for header and content irregularities and other proprietary checks that will not be disclosed. As part of our planned software development costs, we intend to utilize our planned proprietary software and our own web site to offer an automated feature that offers daily Internet e-mail downloads of any identified spam our software finds on the Internet, at no cost. Our software will then attach a blocking message onto the spam to prevent it from proceeding onto our targeted business customers' computer networks. We intend to break into the anti-spam software market by marketing and selling our software through the Internet at our own web site. As of this date, we have not determined the fee structure for our anti-spam software, but in general terms, we plan to charge our customers for their initial purchase of our software, provide no-charge minor revisions, and charge 50% of the initial purchase price for annual major software updates.

We intend to utilize our management's background and proprietary concepts and designs to direct the development of our software in order to allow for our own quick add-on software modifications. We believe our proprietary software design will enable us to quickly respond to the needs of small and medium business network system users as they fight back against the fast paced development of new methods of spam. Three new areas of spam we intent to target are Pop Unders (advertisements that are not visible until you try to exit out of an Internet site), Browser Spam (advertisements that suddenly pop onto your computer monitor as you browse the Internet), and Phiser Frauds (web sites that mimic established well known web sites and trick users of the real website into revealing social security numbers, passwords, etc.). We intend to offer small and medium business network system users a dynamic keyword and key-phrase dictionary targeting specific sales pitches, background system monitors that will detect and block same-text mass e-mail from multiple addresses, and pornography filters. We intend to utilize our management's proprietary search engine optimization design to attract traffic to our web site. We will use each keyword or phrase within the text of our site to draw traffic. Each word or phrase offers a unique opportunity to attract and target web users to our companies site. Top ranking search engine results will be critical to the success of our site. The objective of search engine optimization is to increase web visitors by ranking very high in the results of searches. We have designed a search engine optimization strategy that is a trade secret in order to increase our sites traffic. We intend to rely on our planned ability to quickly respond to the latest spam scams and offer our customers quicker spam cures than our competitors in order to be a viable entity in the anti spam marketplace.

We intend to complete our anti-spam software system programming through individual phases incorporating a process of "design, build, and test" utilizing the following milestones:

COMPLETED MILESTONES

Since October 2002, our management has completed the first two phases of our software system: Phase one, the initial concept phase that includes what our software is designed to do (all of our system goals), what steps and programming are required to accomplish our stated software features, and the environment (types of operating systems we want to use). Phase two, our specifications for the types of users, a data manipulation model (we specify the data we want to control and what we want to do with the data), data reporting (what data will be used in reporting and the format of the data), and common components of data transfer (in may cases we can save processing time and storage space by utilizing a small amount of software code to summarize larger repetitive common steps in the processing of data).


In our current phase, the development phase, we have completed the first step of a written overview that includes system functions, and an outline coding of system functions. As of the date of this filing, in order to meet our business plan goals, we are now using outsourced programmers to conduct the analytical review of our system design and begin the actual development phase coding of our proposed software. We intend to use our system design during the programming, building phase, of our software to achieve our stated system goals. We have expended $1,500 to date for work on our initial development phase of our software and to expand our website through the services of Ivan Contramaestre. Our director has advanced these funds for outside services and has informally agreed to continue providing funds in order that we may advance our software development and develop our website. There are no formal agreements or arrangements between our company and any outside service providers as of this date. We believe we will be able to complete our business plan goals on time, if we are able to secure funding. From informal discussions with professional advisors such as attorneys, accountants, and bankers we concluded we could only raise the funding we need after becoming a public company.

FUTURE MILESTONES & TIME TABLE


         DEVELOPMENT - continue software development begun in July by using outside programmers through December 2004, hire two employee programmers in January 2005 for writing the software for each of the development steps - writing the graphic design software, database processing, controls, error processing, component infrastructure, reporting configuration, and operating systems interface deployment. We intend to write software to test each development step for functionality, errors, and successful completion of all processes before proceeding to the next step. As of the date of this filing, we have not tested any development steps.


         DOCUMENTATION - writing the user manual. Our programmers will write our user manual as they write the software.

         TESTING - we intend to write software to utilize artificial or simulated loads on each module of our software to mimic a real world environment in which we imitate spam originators bombarding our software with maximum spam e-mail volume and multiple e-mail filter bypass ploys intended to circumvent our anti-spam software. As the date of this filing, we have not begun simulated load testing of our software. We have budgeted $40,000 for cost overruns and software testing. While we plan to use the services of approximately four remote computer sites to simulate spam attacks on our software twenty-four hours a day for sixty days, we will rely on the expertise of our planned software engineers to develop the exact nature of multiple forms of spam attacks and the final budget allocation for testing. We believe, through informal discussions with software engineers, our testing budget is adequate to achieve our intended test results.


In our business plan, our budget calls for us to raise $500,000. We have determined we will seek funding through venture capital sources or private sales of securities. However as of the date of this filing we have not determined the sources for this funding. We intend to ask the legal and accounting professionals who have assisted us in this filing for referrals to professionals that are experienced in preparing a fund raising prospectus. After raising funds in January 2005, our business plan through September 2005 includes spending $405,900 for:

     July 2004 - December 2005, $16,000 for one or two outsourced programmers

     December 2004 - September 2005, $144,000 for two senior software programmers.

     January 2005, to purchase five computers, a network server, software, and three printers for approximately $30,000, and office furniture, and miscellaneous office equipment at a cost of approximately $20,000.

     We have setup our web site, www.gentryinternational.com, and plan to expand it through February 2005 at a cost of $25,000.

     February 2005 - September 2005, $24,000 for one office administrator/sales assistant, $20,000 for one office assistant/bookkeeper, and $32,900 for rent and other operating expenses.

     August 2005 - September 2005, $50,000 for marketing. All software development and testing complete.

     August 2005 - September 2005, $4,000 for one technical support staff person.

     September 2005, Sales anticipated to begin.


In addition to our direct personnel costs, we have budgeted development/testing overrun costs and documentation costs of $40,000.


We have now begun the programming necessary to complete the next step in our proposed software product. As we have not yet begun the process of seeking complete funding for our business, we have begun our programming using the programming services of an outside contractor, Ivan Contramaestre. We believe the use of one or two outside programmers will allow us to move ahead with our programming until such time as we are able to hire our planned employees. At this time we have no formal employment arrangements with any potential employee. We will be unable to complete our business plan on our projected timeline unless we hire two senior programmers. While we plan to utilize our proposed two senior programmer employees to complete our website, Mr. Contramaestre has been retained to expand our existing website. This expansion involves working to enhance our information style (like a brochure) into an E-commerce platform that will allow us to conduct online sales, build security features into our site to protect users, and setup pages necessary to display our proposed product so that users may quickly make choices and complete purchases. A third party was paid $500 for the registration of our domain name, gentryinternational.com, and the initial set-up of our website. We currently provide a short overview of the company at the site, however at this time it is not set up for interaction with customers. In order to complete the setup of our website, we need to design the overall site and graphic user interface, build a data base, write content, optimize our site for web searches, submit our site to search engines, and create a cross-promotional linking program. We plan for our website to contain information about spam, marketing information about our anti-spam software, and point of purchase capabilities for sales of our software. We have begun to develop our software and applied for our first software copyright in September 2004, however, we continue to consider adding new proposed features, and we may elect to abandon some features as our development continues. We are uncertain if our design decisions will be acceptable to our potential customers, thereby lowering our planned revenues.


Although Gentry intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. In order to fully implement our proposed software system, we must receive all of our $500,000 funding. As of this date, we have determined we will seek funding of our business plan through venture capital sources or private sales of securities, however, we have not identified or contacted any venture capital sources, and we have not identified or taken any steps to identify any person or other entity concerning private sales of securities.

We have no liquidation plans should we be unable to receive funding. In any phase of our business, we may be unable to raise our planned funding from venture capital sources or private sales of securities. We have not developed a plan to complete our proposed software product if we only receive partial funding, however we will consider modifying our business plan in order to complete future milestones at a slower pace by utilizing funds advanced by our director, or perhaps borrowing funds from the director's family or our shareholders. While we have no formal agreement to provide funding with our director, the director's family, or our shareholders, our director has agreed to advance additional funds in order to continue operations after the effectiveness of this registration statement.

If we are unable to implement our business plan through a lack of funding, and if our management cannot provide financial support, we would be forced to cease operations and eliminate all costs and expenses to include cash payments for rent, vendors, and other service providers, and laying off employees. We would investigate all reasonable business options available to retain value for our shareholders. Among the options that we would consider are: an acquisition of another product or technology, offering our software design for sale to another software developer, or a merger or acquisition of another business entity that would benefit our shareholders. In order to affect an acquisition or merger we might still need funding, or the merger or acquisition may come with its own funding. If we seek funding, we might expand our business plan by seeking an acquisition or merger that would be a direct complement to our existing plan. We might seek outside sources of capital to provide funding for an expanded business plan that adds new services, products, and potential revenues. As of this date we have not identified or contacted any venture capital sources, and we have not identified or taken any steps to contact any person or other entity concerning private sales of securities. As of this date, we are unable to predict the success of any such funding. In an extreme situation in which we have absolutely no sources of funding, our company would cease operations and our shareholders would lose all of their investments. Currently, there are no pending arrangements, understandings or agreements with outside parties for acquisitions, mergers or any other material transactions.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

We plan to sell our SpamRIP anti-spam software at our website, www.gentryinternational.com. Our primary target customers are businesses utilizing network systems in all states in the United States and all provinces in Canada.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Gentry International has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

Gentry International's competitors for our targeted market, business utilizing network systems, have longer operating histories, larger customer bases, and greater brand recognition than Gentry International. Major competitors are Cloudmark, Inc., Brightmail, Inc., Mailshell.com, and IronPort Systems, Inc. We are not aware of any significant barriers to Gentry International's entry into the anti-spam software market, however, at this time, we have no sales or share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We will utilize our management's background in computers and network systems to offer our planned anti-spam software on the Internet without the use of major suppliers of raw materials. We have no current supplier arrangements or contracts with any sources of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We do not intend to offer our anti-spam software to one or a few major customers. We intend to market to any small to medium sized businesses that utilize network systems. We intend to market and sell our software through the Internet at our own web site. Our target market is a broad base of companies utilizing network computer systems throughout the United States and Canada. We currently have no customers.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We applied for our first copyright for our anti-spam software in September 2004. The filing fee for the application was $30. We will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.


NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Gentry International is not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Gentry International will not be subject to federal laws and regulations that relate directly or indirectly to its operations.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Gentry International has expended $7,500 for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Gentry International is not aware of any environmental regulations that could directly affect its operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business.

NUMBER OF EMPLOYEES

Gentry International has one employee, its sole director and officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. Currently, our sole officer handles a minor amount of administrative functions and has been responsible for completing the first two phases of our software system. The officer intends to work on a full time, forty hours per week, basis when we raise capital per our business plan. While our sole officer has completed the design phase of our software, we plan to complete our development programming by hiring two programmers. Our business plan calls for hiring five new full-time employees during the next twelve months to handle the duties of administration, programming, technical support, and assist in marketing efforts. Without adequate funding, we will not hire any new employees and will not begin the development phase of our software.

REPORTS TO SECURITIES HOLDERS

We provide an annual report to our shareholders which includes audited financial statements pursuant to Item 101 ( c ) of Regulation S-B. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Gentry will became subject to disclosure filing requirements upon the effective date of this SB-2, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act. The public will be able to read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION


Gentry International's current cash balance is $2,205. We will need additional funds to maintain minimum levels of operations, and our director has agreed to lend us those funds, including funds needed for our registration statements. We estimate that our business plan goals can be met by raising $500,000 in funding. While we believe we may raise funding through venture capital sources or private sales of securities, we have not identified or contacted any venture capital sources, and we have not identified or contacted any person or other entity concerning private sales of securities. Should we secure this funding, we estimate we will be able to operate until the third quarter of 2005, when we expect to begin sales. We are a development stage company and have generated no revenue to date. We have sold $19,900 in equity securities to pay for our prior minimum level of operations. During our current fiscal year we spent $6,243 on general and administrative expenses, and we have incurred a total deficit to date of $24,170.

The company will be required to file a post effective amendment to this registration statement should there be a fundamental change in the information presented in our registration statement. An example of such a change would be changes in liquidity.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.


As of the date of this filing, we have taken the following steps: developed our business plan, begun developing our software product, and made our company's business and financial information available to the public through filings with the Securities and Exchange Commission subject to disclosure rule of Regulation S-B. We are now in the process of registering for resale the securities sold in July through September 2000 with the Securities and Exchange Commission. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. Our twelve month business plan includes raising cash of $500,000 by January 2005.

We will only be able to continue to advance our business plan if we receive funding. In order to meet all of our current business plan goals, we need to receive funding. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until the third quarter of 2005. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our software, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we may utilize one or more options such as use existing cash in the bank, funds loaned by our director, our director's family, or our shareholders. Our director, the director's family, and our shareholders have no formal commitments, arrangements or legal obligation to advance or loan funds to Gentry. To date, our director has loaned the company $6,475 on in informal basis, there are no negotiated material terms or agreed to amounts, and no formalized agreements of any kind. Management has not formulated detailed plans for a scenario in which we receive partial funding, but we will consider moving ahead with our business plan at a slower pace if we receive partial funding. With a reduced level of funding we could modify our business plan in a variety of ways such as: implement our plan over a longer timetable, sell the services of our programmers to other software companies, or offer our web site development services to other firms. After raising funds, we intend to hire employees, rent commercial space, purchase equipment, continue development of our software, and begin marketing our software product. If we are unable to implement our business plan we would consider possible offers of merger or acquisition. At this time, we have not formulated a business plan that includes any merger or acquisition strategies and we have not identified or contacted any possible merger or acquisition candidate.

We plan to spend $160,000 for additional product research and development during the next twelve months. We have budgeted $40,000 for testing and documentation, $4,000 for technical support, $25,000 for a web site, $44,000 for administrative and bookkeeping personnel, $32,900 for rent and operating expenses, and $50,000 for marketing.

We plan to purchase approximately $50,000 in furniture, computers, and software during the next twelve months from proceeds of our fund raising. Our business plan provides for an increase of five employees during the next twelve months.

DESCRIPTION OF PROPERTY

Gentry International's principal executive office address is 595 Burrard St., Vancouver, British Columbia, Canada V6C 2P1. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $500,000 and then begin hiring new employees per our business plan. If we receive our planned funding, we plan to rent approximately 1,500 square feet of office space in Vancouver, British Columbia. We are aware of available office space that would fit our needs, but at this time we have not entered into any lease arrangements for office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Korolyk, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

On February 25, 1999, the Company issued 3,000,000 shares of its $0.0001 par value common stock to Mr. Korolyk, an officer and director of the Company in exchange for cash in the amount of $300.

On November 29, 2000, the Company issued 1,000 shares of its $0.0001 par value common stock to Mr. Korolyk, the officer and director of the Company for total of $100 pursuant to a private placement, of which the Company received $100 in cash.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Gentry International plans to file for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of November 1, 2004, Gentry International had 44 shareholders of record. We have paid no cash dividends and have no outstanding options. As of the date of this filing, there have been no discussions or understandings between Gentry International or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.


Pursuant to this registration statement the company is seeking to register 195,000 shares held by 43 non-affiliated shareholders. Our sole director and officer holds a total of 3,001,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Gentry International's current officer receive no compensation. The current Board of Directors is comprised of only Mr. Alexander Korolyk.

                           Summary Compensation Table

                                             Other
Name &                                       annual     Restricted                          All other
principal                                    compen-      stock      Options     LTIP        compen-
position     Year   Salary($)   Bonus($)    sation($)     awards     SARs($)   Payouts($)   sation($)
--------     ----   ---------   --------    ---------     ------     -------   ----------   ---------
A Korolyk    2002     -0-         -0-          -0-         -0-         -0-        -0-          -0-
President    2003     -0-         -0-          -0-         -0-         -0-        -0-          -0-

There are no current employment agreements between the company and its executive officer nor understandings regarding future compensation.

The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries. The officer and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $5,000 at each month end. When positive cash flow reaches $5,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

FINANCIAL STATEMENTS

The audited financial statements of Gentry International for the years ended May 31, 2004 and 2003, and related notes which are included in this offering have been examined by Beckstead and Watts, LLP, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

Beckstead and Watts, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                          3340 Wynn Road, Ste. B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Gentry International, Inc. (the "Company") (A Development Stage Company), as of May 31, 2004 and 2003, and the related statement of operations, stockholders' equity, and cash flows for the years then ended, and for the period from February 18, 1999 (Date of Inception) to May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gentry International, Inc. (A Development Stage Company) as of May 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, and for the period February 18, 1999 (Date of Inception) to May 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Beckstead and Watts, LLP

Las Vegas, NV

July 21, 2004

                           Gentry International, Inc.
                          (a Development Stage Company)
                                 Balance Sheets

                                                                            May 31,
                                                                 ---------------------------
                                                                   2004               2003
                                                                 --------           --------
ASSETS

Current assets:
  Cash                                                           $  2,205           $  1,973
                                                                 --------           --------
      Total current assets                                          2,205              1,973
                                                                 --------           --------

                                                                 $  2,205           $  1,973
                                                                 ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable - related party                                  $  6,475           $     --
                                                                 --------           --------
Stockholders' equity:
  Preferred stock, $0.0001 par value, 20,000,000 shares
   authorized, no shares issued or outstanding                         --                 --
  Common stock, $0.0001 par value, 80,000,000 shares
   authorized, 3,196,000 shares issued and outstanding                320                320
  Additional paid-in capital                                       19,580             19,580
  (Deficit) accumulated during development stage                  (24,170)           (17,927)
                                                                 --------           --------
                                                                   (4,270)             1,973
                                                                 --------           --------

                                                                 $  2,205           $  1,973
                                                                 ========           ========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                            Statements of Operations

                                                       For the years ended      February 18, 1999
                                                              May 31,             (Inception) to
                                                  ----------------------------        May 31,
                                                     2004             2003             2004
                                                  -----------      -----------      -----------
Revenue                                           $        --      $        --      $        --
                                                  -----------      -----------      -----------

Expenses:
  General and administrative expenses                   6,243            5,902           16,670
  Management fees                                          --               --            7,500
                                                  -----------      -----------      -----------
      Total expenses                                    6,243            5,902           24,170
                                                  -----------      -----------      -----------

Net (loss)                                        $    (6,243)     $    (5,902)     $   (24,170)
                                                  ===========      ===========      ===========
Weighted average number of common shares
 outstanding - basic and fully diluted              3,196,000        3,196,000
                                                  ===========      ===========

Net (loss) per share - basic and fully diluted    $     (0.00)     $     (0.00)
                                                  ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                        Statement of Stockholders' Equity

                                                                             (Deficit)
                                                                            Accumulated
                                        Common Stock           Additional     During          Total
                                   -----------------------      Paid-in     Development    Stockholders'
                                   Shares           Amount      Capital        Stage         Equity
                                   ------           ------      -------        -----         ------
February 1999
  Founders shares
  issued for subscriptions
  receivable                      3,000,000        $   300      $    --       $     --      $    300

Net (loss)
  February 18, 1999
  (Inception) to
  May 31, 1999                                                                      --            --
                                 ----------        -------      -------       --------      --------
Balance, May 31, 1999             3,000,000            300           --             --           300

Net (loss)
  For the year ended
  May 31, 2000                                                                      --            --
                                 ----------        -------      -------       --------      --------
Balance, May 31, 2000             3,000,000            300           --             --           300

November 2000
  Private placement
  issued for cash and
  subscriptions receivable          196,000             20       19,580                       19,600

Net (loss)
  For the year ended
  May 31, 2001                                                                  (7,613)       (7,613)
                                 ----------        -------      -------       --------      --------
Balance, May 31, 2001             3,196,000            320       19,580         (7,613)       12,287

Net (loss)
  For the year ended
  May 31, 2002                                                                  (4,412)       (4,412)
                                 ----------        -------      -------       --------      --------
Balance, May 31, 2002             3,196,000            320       19,580        (12,025)        7,875

Net (loss)
  For the year ended
  May 31, 2003                                                                  (5,902)       (5,902)
                                 ----------        -------      -------       --------      --------
Balance, May 31, 2003             3,196,000            320       19,580        (17,927)        1,973

Net (loss)
  For the year ended
  May 31, 2004                                                                  (6,243)       (6,243)
                                 ----------        -------      -------       --------      --------
Balance, May 31, 2004             3,196,000        $   320      $19,580       $(24,170)     $ (4,270)
                                 ==========        =======      =======       ========      ========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                            Statements of Cash Flows


                                                       For the years ended      February 18, 1999
                                                              May 31,             (Inception) to
                                                  ----------------------------        May 31,
                                                     2004             2003             2004
                                                  -----------      -----------      -----------
Cash flows from operating activities
Net (loss)                                         $ (6,243)        $ (5,902)        $(24,170)
                                                   --------         --------         --------
Net cash (used) by operating activities              (6,243)          (5,902)         (24,170)
                                                   --------         --------         --------
Cash flows from financing activities
  Proceeds from notes payable - related party         6,475               --            6,475
  Issuances of common stock                              --               --           19,900
                                                   --------         --------         --------
Net cash provided by financing activities             6,475               --           26,375
                                                   --------         --------         --------

Net increase (decrease) in cash                         232           (5,902)           2,205
Cash - beginning                                      1,973            7,875               --
                                                   --------         --------         --------
Cash - ending                                      $  2,205         $  1,973         $  2,205
                                                   ========         ========         ========
Supplemental disclosures:
  Interest paid                                    $     --         $     --         $     --
                                                   ========         ========         ========
  Income taxes paid                                $     --         $     --         $     --
                                                   ========         ========         ========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                                      Notes


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 18, 1999 (Date of Inception) under the laws of the State of Delaware, as Gentry International, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 80,000,000 shares of $0.0001 par value common stock and 20,000,000 shares of $0.0001 par value preferred stock.

The Company's plans to create and market an anti-spam software system which they intend to sell to small to medium sized businesses in the United States and Canada.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

CASH AND CASH EQUIVALENTS
   For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents include cash on hand. There are no cash equivalents of May 31, 2004 and 2003, respectively.

REVENUE RECOGNITION
   The Company recognizes revenue and related costs of sales on the accrual basis.

ADVERTISING COSTS
   The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses for the years ended May 31, 2004 and 2003.

USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS
   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2004 and 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and notes payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

LOSS PER SHARE
   Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of May 31, 2004 and 2003, the Company had no dilutive common stock equivalents, such as stock options or warrants.

                           Gentry International, Inc.
                          (a Development Stage Company)
                                      Notes


DIVIDENDS
   The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.


INCOME TAXES
   The Company  follows  Statement  of  Financial  Accounting  Standard No. 109,
   "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

   Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

YEAR END
   The Company has adopted May 31 as its fiscal year end.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company raised funds via private placement offering. If the securities offering does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

     U.S federal statutory rate      (34.0%)
     Valuation reserve                34.0%
                                     -----
     Total                              --%
                                     =====

As of May 31, 2003, the Company has a net operating loss carry forward as follows:

          Year           Amount          Expiration
          ----           ------          ----------
          2001           $7,613             2021
          2002           $4,412             2022
          2003           $5,902             2023
          2004           $6,243             2024

NOTE 5 - NOTES PAYABLE - RELATED PARTY

During the year ended May 31, 2004, the sole officer and director loaned the Company a total of $6,475. As of May 31, 2004 and 2003, the total amount owed is $6,475 and $0, respectively. This amount does not bear any interest and is due upon demand.

NOTE 6 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 80,000,000 shares of its $0.0001 par value common stock and 20,000,000 shares of it $0.0001 par value preferred stock.

On February 25, 1999, the Company issued 3,000,000 shares of its $0.0001 par value common stock to an individual who is sole officer and director of the Company in exchange for cash in the amount of $300.

On November 29, 2000, the Company issued 196,000 of its $0.0001 par value common stock for total of $19,600 pursuant to a private placement, of which the Company received $19,600 in cash.

As of May 31, 2004, there have been no other issuances of common and/or preferred stock.

NOTE 7 - WARRANTS AND OPTIONS

As of May 31, 2004, there were no warrants or options outstanding to acquire any additional shares of common and/or preferred stock.

NOTE 8 - RELATED PARTY TRANSACTIONS

On November 29, 2000, the Company issued 1,000 of its $0.0001 par value common stock to the sole officer and director of the Company for total of $100 pursuant to a private placement, of which the Company received $100 in cash.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION


INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles and By-Laws of Gentry International have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

      Securities and Exchange Commission registration fee               $  24.37
      Accounting fees and expenses                                      $1500.00
      Legal fees                                                        $ 600.00
                                                                        --------
      Total                                                             $2124.37
                                                                        ========

Gentry International will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On February 25, 1999, the board of directors authorized the issuance of 3,000,000 shares of common stock to Mr. Korolyk for $300, a price of $0.0001 per share. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"), under Rule 144. The price per share was an arbitrary price set by the board of directors.

On November 29, 2000, Mr. Korolyk purchased 1,000 shares of the company's common stock for $100, a price of $0.10 per share. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"), under Rule 144. The price per share was the same price paid by non-affiliated private investors.

From the period of approximately July, 1999 until September, 1999, the company offered and sold 195,000 shares at $0.10 per share to non-affiliated private investors. The company relied upon Regulation S, category 3 of Rule 903 of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, were non U.S. persons, and had adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision, that the securities would be resold in accordance with Regulation S or pursuant to an available exemption. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Regulation S restrictive legend. In addition, the Company has adopted in conjunction with the sale of these securities a board resolution to refuse to register or transfer any of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (I) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.


                                    EXHIBITS

Exhibit 3.1       Articles of Incorporation                Included Previously
Exhibit 3.2       Bylaws                                   Included Previously
Exhibit 5         Opinion re: Legality                     Included
Exhibit 11        Statement re: computation of
                   per share earnings                      See Financial Stmts.
Exhibit 23.1      Consent of legal counsel                 Included in Exhibit 5
Exhibit 23.2      Consent of auditor                       Included
Exhibit 99        Copyright Application                    Included


UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, British Columbia, on November 1, 2004.


                                           Gentry International, Inc.


                                           By /s/ Alexander Korolyk
                                             --------------------------------
                                             Alexander Korolyk
                                             (Principal Executive Officer,
                                             Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Alexander Korolyk                                          November 1, 2004
-----------------------------------                            ----------------
Alexander Korolyk, President                                        Date
(Principal Executive Officer, Principal Accounting Officer,
Principal Financial Officer)